                                                                    Exhibit 99.1






[LOGO OF FIRST UNION]

  Instructions for Voting Your Proxy

  Stockholders of record have three ways to vote their proxies:

  . By Telephone (using a touch-tone telephone) . Through the Internet (using a browser) . By Mail (traditional method)


  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

   TELEPHONE VOTING  Available only until 5:00 p.m. Eastern time, on July .,
  2001

    . This method of voting is available for residents of the U.S. and Canada . On a touch-tone telephone, call TOLL FREE 1-877-816-0869, 24 hours a day, 7 days a week
    . You will be asked to enter ONLY the CONTROL NUMBER shown below
    . Have your proxy card ready, then follow the prerecorded instructions
    . Your vote will be confirmed and cast as you directed

   INTERNET VOTING   Available only until 5:00 p.m. Eastern time, on July .,
  2001
    . Visit the Internet voting Website at http://proxy.georgeson.com
    . Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
    . You will incur only your usual internet charges

   VOTING BY MAIL
    . Simply mark, sign and date your proxy card and return it in the postage-paid envelope
    . If you are voting by telephone or the Internet, please do not mail your proxy card


                 COMPANY NUMBER                CONTROL NUMBER

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

-----
  X    Please mark votes as in this example.
-----

--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 5 AND
                              "AGAINST" PROPOSAL 6
--------------------------------------------------------------------------------

(1) A First Union              FOR     AGAINST    ABSTAIN
    proposal to                [_]       [_]        [_]
    approve the plan
    of merger
    providing for the
    merger between
    Wachovia
    Corporation and
    First Union.


(2) A First Union      FOR all nominees listed        WITHHOLD
    proposal to elect  (except as indicated to    authority to vote
    directors. Class         the contrary)         for all nominees
    III: G. Alex                  [_]                    [_]
    Bernhardt, Sr.,
    Joseph Neubauer,
    Ruth G. Shaw and
    Lanty L. Smith,
    Class I: Roddey
    Dowd, Sr.

 INSTRUCTIONS: To
 withhold authority
 to vote for any
 individual
 nominee(s) write
 the name(s) of such
 nominee(s) in the
 space provided
 below.



---------------------

(3) A First Union              FOR     AGAINST    ABSTAIN
    proposal to                [_]       [_]        [_]
    approve our Senior
    Management
    Incentive Plan.


(4) A First Union              [_]       [_]        [_]
    proposal to amend
    our 1998 Stock
    Incentive Plan.

(5) A First Union              FOR     AGAINST    ABSTAIN
    proposal to ratify         [_]       [_]        [_]
    the appointment
    of KPMG LLP as
    auditors for the
    year 2001.


THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "AGAINST" PROPOSAL 6.


(6) A stockholders             [_]       [_]        [_]
    proposal regarding
    political
    contributions.



DATE: ___________________, 2001

_______________________________

_______________________________
         SIGNATURE(S)

Note: Signature(s) should
agree with name(s) on proxy
form. Executors,
administrators, trustees and
other fiduciaries, and persons
signing on behalf of
corporations, or partnerships,
should so indicate when
signing.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

[LOGO OF FIRST UNION]       FIRST UNION CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 31, 2001

    The undersigned holder of shares of common stock of First Union Corporation (the "Corporation") hereby constitutes and appoints William H. Goodwin, Jr., Joseph Neubauer and Ruth G. Shaw, or any of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of the Corporation's common stock held of record by the undersigned on June 12, 2001, at the Annual Meeting of Stockholders of the Corporation to be held on July 31, 2001, at . a.m., in the . , Charlotte, North Carolina . , and at any adjournments or postponements thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 5 AND "AGAINST" PROPOSAL 6. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

(PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT
                        DELAY IN THE ENCLOSED ENVELOPE.)



                                                            SEE REVERSE SIDE
P
R
O
X
Y